SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 4, 2014

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Oshkosh Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) on February 4, 2014.  On February 4, 2014, the independent inspector of elections for the Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

The Company’s shareholders elected the following directors for terms expiring at the Company’s 2015 Annual Meeting of Shareholders by the votes indicated:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Richard M. Donnelly	72,687,860	295,522	5,269,875
Peter B. Hamilton	72,785,224	198,158	5,269,875
Kathleen J. Hempel	72,660,389	322,993	5,269,875
Leslie F. Kenne	72,785,339	198,043	5,269,875
Stephen D. Newlin	71,295,590	1,687,792	5,269,875
Craig P. Omtvedt	72,794,168	189,214	5,269,875
Duncan J. Palmer	72,791,535	191,847	5,269,875
John S. Shiely	72,785,191	198,191	5,269,875
Richard G. Sim	72,654,672	328,710	5,269,875
Charles L. Szews	72,738,489	244,893	5,269,875
William S. Wallace	72,786,312	197,070	5,269,875

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2014 by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
76,162,011	463,330	1,627,916

The Company’s shareholders approved a resolution approving, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables contained in the Company’s proxy statement for the Annual Meeting by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
71,588,909	1,191,102	203,371	5,269,875

The Company’s shareholders did not approve a shareholder proposal requesting the Company’s Board of Directors to adopt a policy limiting accelerated vesting of equity awards upon a change in control by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
29,599,976	41,658,419	1,724,987	5,269,875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: February 10, 2014	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary